                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       ACCESS HEALTH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                              [ACCESS HEALTH LOGO]

                              ACCESS HEALTH, INC.
                        310 INTERLOCKEN PARKWAY, SUITE A
                           BROOMFIELD, COLORADO 80021

                                                                January 20, 1998

Dear Stockholder:

    We cordially invite you to attend your Company's 1998 Annual Meeting of Stockholders on Wednesday, February 25, 1998. The meeting will be held at Corporate Headquarters in Broomfield, Colorado and will begin at 11:00 a.m.

    The formal notice of meeting, proxy statement and form of proxy accompany this letter and describe in detail the matters to be acted upon at the meeting.

    As a stockholder, your vote is important. We urge you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

    On behalf of your Board of Directors, thank you for your continued support and interest in Access Health, Inc.

                                          Sincerely,

                                                [JOSEPH TALLMAN SIGNATURE]

                                          Joseph P. Tallman
                                          President and Chief Executive Officer

                              [ACCESS HEALTH LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                          TO BE HELD FEBRUARY 25, 1998

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Access Health, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, February 25, 1998, at 11:00 a.m., local time, at the Company's business address at 310 Interlocken Parkway, Suite A, Broomfield, Colorado 80021, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve the Company's 1998 Stock Plan and 900,000 shares of Common Stock reserved for issuance thereunder.

    3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending September 30, 1998.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on December 31, 1997, are entitled to notice of and to vote at the meeting and any adjournment thereof.

    All stockholders are invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                              [JULIE BROOKS SIGNATURE]

                                          Julie A. Brooks
                                          SENIOR VICE PRESIDENT AND SECRETARY

Broomfield, Colorado
January 20, 1998

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                              ACCESS HEALTH, INC.

                                ----------------

            PROXY STATEMENT FOR 1998 ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

                            ------------------------

GENERAL

    The enclosed Proxy is solicited on behalf of Access Health, Inc., a Delaware corporation ("Access Health" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, February 25, 1998, at 11:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's business address at 310 Interlocken Parkway, Suite A, Broomfield, Colorado 80021. The Company's telephone number is (303) 466-9500.

    These proxy solicitation materials were mailed on or about January 20, 1998, together with the Company's 1997 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

    Stockholders of record at the close of business on December 31, 1997 (the "Record Date"), are entitled to notice of and to vote at the meeting. On December 31, 1997, 18,564,697 shares of the Company's Common Stock were issued and outstanding. The following table sets forth the beneficial ownership of the Company's Common Stock as of December 31, 1997, as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                                                           SHARES       APPROXIMATE
                                                                                         BENEFICIALLY     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                        OWNED        OWNED(1)
---------------------------------------------------------------------------------------  -----------  ---------------
The Kaufmann Fund, Inc.................................................................   1,466,000            7.9%
  140 E. 45th St. 43rd Floor
  New York, NY 10017
Denver Investment Advisors LLC.........................................................   1,376,690            7.4
  1225 17th Street 26th Floor
  Denver, CO 80202-5526
Pilgrim Baxter & Associates Ltd. ......................................................   1,372,800            7.4
  1255 Drummers Lane-300
  Wayne, PA 19087-1501
Provident Investment Counsel...........................................................     906,662            4.9
  300 North Lake Avenue, Suite 1001
  Pasadena, CA 91101
Joseph P. Tallman (2)..................................................................     673,054            3.6
Thomas E. Gardner (3)..................................................................     101,635              *
Richard C. Miller (4)..................................................................     182,262            1.0
Barry W. Wolcott.......................................................................      27,307              *
Elizabeth Snowden (5)..................................................................     673,054            3.6
John V. Crisan (6).....................................................................      52,457              *
John R. Durant, M.D. (7)...............................................................      11,687              *
Kinney L. Johnson (8)..................................................................     719,315            3.9
Alice H. Lusk (9)......................................................................       4,375              *
Kenneth B. Plumlee (10)................................................................     174,866              *

                                                                                           SHARES       APPROXIMATE
                                                                                         BENEFICIALLY     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                        OWNED        OWNED(1)
---------------------------------------------------------------------------------------  -----------  ---------------
Brent T. Rider (11)....................................................................      10,000              *
Edward K. Rygiel (12)..................................................................      10,000              *
Frank G. Washington (13)...............................................................       4,125              *
All directors and executive officers as a group (13 persons) (14)......................   2,644,137           14.2%

------------------------

*   Less than one percent

(1) Applicable percentage of ownership is based on 18,564,697 shares of Common Stock outstanding as of December 31, 1997, together with applicable options and warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days of December 31, 1997, are deemed outstanding for computing the percentage ownership of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes 206,163 shares held by Mr. Tallman's spouse Elizabeth Snowden.

(3) Includes 200 shares held by Mr. Gardner as custodian for his children and 96,000 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days of December 31, 1997.

(4) Includes 11,350 shares held by Mr. Miller as custodian for his son and daughter and 84,099 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days of December 31, 1997.

(5) Includes 466,961 shares held by Ms. Snowden's spouse Joseph P. Tallman.

(6) Includes 45,900 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days of December 31, 1997.

(7) Includes 10,937 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days of December 31, 1997.

(8) Includes 714,690 shares held by American Healthcare Fund II, L.P. ("American Healthcare"), a Delaware limited partnership. Mr. Johnson is a general partner of Capital Health Venture Partners, the general partner of American Healthcare. Mr. Johnson disclaims beneficial ownership of the shares held by American Healthcare except to the extent of pecuniary interest therein arising from his general partnership. Also includes 3,125 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days of December 31, 1997.

(9) Includes 4,375 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days of December 31, 1997.

(10) Includes 3,000 shares held by Mr. Plumlee as custodian for his daughters and 171,866 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days of December 31, 1997.

(11) Includes 10,000 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days of December 31, 1997.

(12) Includes 10,000 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days of December 31, 1997.

(13) Includes 3,125 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days of December 31, 1997.

(14) Includes 439,427 shares issuable upon exercise of options to purchase shares of Common Stock which are exercisable within 60 days of December 31, 1997.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder or distribute the stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than five candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters, each share has one vote.

    The cost of soliciting proxies will be borne by the Company. The Company may retain the services of a proxy solicitation firm to aid in solicitation of proxies from brokers, bank nominees and other institutional owners, on terms customary for such services. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

    In a 1988 Delaware case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's Annual Meeting must be received by the Company no later than October 23, 1998 so that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    A Board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner, in accordance with cumulative voting, as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. Mr. Tallman is married to Elizabeth Snowden, Senior Vice President, Sales and Marketing. There are no other family relationships among any directors or executive officers of the Company.

    The names of the nominees and certain information about them as of September 30, 1997 are set forth below.

                                                                                                                DIRECTOR
NAME OF NOMINEE                                      AGE                   PRINCIPAL OCCUPATION                   SINCE
------------------------------------------------     ---     ------------------------------------------------  -----------
Frank G. Washington.............................         49  President and Chief Executive Officer of System         1996
                                                               Integrators, Inc.

Joseph P. Tallman...............................         46  President and Chief Executive Officer of the            1996
                                                               Company

Richard C. Miller...............................         49  Executive Vice President of the Company                 1988

John R. Durant, M.D. ...........................         67  Executive Vice President, American Society of           1995
                                                               Clinical Oncology

Kinney L. Johnson...............................         54  General Partner, Sequel Venture Partners                1996

    Mr. Washington became a director of the Company in 1996. Since July 1996, Mr. Washington has been President and Chief Executive Officer of System Integrators, Inc., a provider of publishing solutions. In addition, Mr. Washington has been a director and President of World Television of Washington LLC, a television broadcasting concern, since May 1995. Between June 1988 and April 1995, Mr. Washington served as general partner of Robin Intermedia Cable Systems Partners, a cable television systems operator.

    Mr. Tallman's background information appears under the Management section.

    Mr. Miller's background information appears under the Management section.

    Dr. Durant became a director of the Company in 1995. Since April 1995, Dr. Durant has been Executive Vice President of the American Society of Clinical Oncology. Prior to that, he was Vice President for Health Affairs, Director of the Medical Center and Professor of Medicine at the University of Alabama, Birmingham.

    Mr. Johnson became a director in November 1996 in connection with the Company's merger with Informed Access Systems, Inc. ("Informed Access"). Between 1992 and November 1996, Mr. Johnson served as a director of Informed Access. In addition, Mr. Johnson has been a general partner of Capital Health Venture Partners, a private venture capital firm, since June 1986. Mr. Johnson also has been a general partner of Sequel Venture Partners since 1996. Mr. Johnson also serves on the Board of Directors of The Spectranetics Corporation and Fischer Imaging Corporation.

VOTE REQUIRED

    The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of nine meetings and took one action by written consent during the fiscal year ended September 30, 1997. No director participated in fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he or she served.

    The Board of Directors has standing Audit and Compensation Committees. It does not have a nominating committee or a committee performing the functions of a nominating committee.

    The Audit Committee of the Board of Directors, previously consisting of directors Brent T. Rider and Edward K. Rygiel, held one meeting in fiscal 1997 at which all members were present. The committee at the end of fiscal year 1997 consisted of Kinney L. Johnson and Edward K. Rygiel. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for reviewing and approving the scope of the audit and other services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee of the Board of Directors, which at the end of fiscal year 1997 consisted of directors Frank G. Washington and Alice H. Lusk, held a total of four meetings and took action by written consent five times during fiscal 1997. The Compensation Committee reviews and approves the Company's executive compensation policy, the compensation of the executive officers including the President and Chief Executive Officer, and the grant of stock options to executive officers and other officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee, during the 1997 fiscal year, consisted of Frank
G. Washington and Alice H. Lusk, neither of whom is or has been an officer or employee of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the merger of Informed Access on November 18, 1996 with Access Health, Mr. Tallman received a bonus of $300,000 as a reward for his service in initiating and negotiating such merger. See the Summary Compensation Table under "Executive Compensation" herein.

                                  PROPOSAL TWO
                       APPROVAL OF 1998 STOCK OPTION PLAN

    At the Annual Meeting, the stockholders are being requested to consider and approve the adoption of the Company's 1998 Stock Option Plan (the "1998 Plan") and the reservation of 900,000 shares of the Company's Common Stock for issuance thereunder. The 1998 Plan is described in more detail below. Since each executive officer and director of the Company is eligible to receive options under the 1998 Plan, as amended, each such executive officer and director has a personal interest in the proposed 1998 Plan.

BACKGROUND

    In December 1997, the Board of Directors adopted the 1998 Plan and reserved 900,000 shares of Common Stock for issuance thereunder, subject to stockholder approval. The 1998 Plan is intended to replace the Company's 1989 Incentive Stock Plan, as amended (the "1989 Plan") upon exhaustion of the number of shares available for grant under the 1989 Plan. The Company cannot estimate the number of shares which will be returned to the 1989 Plan as a result of any terminations or forfeitures under the 1989 Plan; however, as of September 30, 1997, there were 127,647 shares available for issuance under the 1989 Plan. Subject to stockholder approval, 900,000 shares of Common Stock will be available for issuance under the 1998 Plan.

    Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), limits the Company's deduction in any one fiscal year for federal income tax purposes of $1,000,000 per person with respect to the Company's Chief Executive Officer and its four other highest paid executive officers who are employed on the last day of the fiscal year unless the compensation was not otherwise subject to the deduction limit. Options grants under the 1998 Plan will not be subject to the deduction limitation if the stockholders approve the material provisions of the 1998 Plan as described below. The 1998 Plan allows for the grant of incentive stock options to all employees of the Company and the grant of nonstatutory stock options and restricted stock to employees, directors and consultants of the Company. Incentive stock options must be granted with an exercise price not less than the fair market value of the Company's Common Stock on the date of grant. The exercise price for nonstatutory stock options and the purchase price for restricted stock is determined by the administrator of the 1998 Plan. The 1998 Plan provides that no employee of the Company may be granted, in any fiscal year, options to purchase more than 1,000,000 shares of Common Stock. However, notwithstanding this limit, in connection with such individual's initial employment with the Company, the individual may be granted options to purchase up to an additional 500,000 shares.

PURPOSE

    The Board of Directors believes that it is in the best interests of the Company and its stockholders to have a stock plan in place for several reasons. First, the 1989 Plan expires by its terms in 1999, and the Board of Directors believes that having a stock plan in place is vital to retaining, motivating and rewarding employees, executives and consultants by providing them with long-term equity participation in the Company relating directly to the financial performance and long-term growth of the Company. Second, the Board of Directors believes that granting stock options to employees is an important contributor to aligning the incentives of the Company's employees with the interests of the Company's stockholders. Third, the number of shares reserved for issuance under the 1998 Plan will provide the Company with an adequate pool of options to compete effectively with other companies for existing and new employees. Competition for qualified employees in the healthcare technology market is extremely intense, and, due to the rapid growth of many successful companies in this sector, such competition is increasing. The Board of Directors believes that in order to remain competitive with other healthcare technology companies with regard to its long-term incentive plans, the Company must continue to provide employees with the opportunity to obtain equity in the Company. Finally, an adequate pool of options will enhance the

Company's ability to structure attractive offers to potential acquisition targets. A summary of the principal terms of the 1998 Plan is located below.

    GENERAL. The purposes of the 1998 Plan are to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the 1998 Plan. Options granted under the 1998 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

    ADMINISTRATION. The 1998 Plan may generally be administered by the Board of Directors or the committee appointed by the Board of Directors (as applicable, the "Administrator").

    ELIGIBILITY; LIMITATIONS. Nonstatutory stock options and stock purchase rights may be granted under the 1998 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

    Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1998 Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 500,000 shares of Common Stock.

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

        (a) EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a greater than 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

        (b) EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable and any conditions which must be satisfied before the option may be exercised. Stock options granted under the 1998 Plan generally vest and become exercisable over five years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1998 Plan permits payments to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

        (c) TERM OF OPTION. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a greater than 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its terms.

        (d) TERMINATION OF EMPLOYMENT. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), the optionee may exercise his or her option within such period of time as is specified in the option agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option shall remain exercisable for three (3) months following the optionee's termination.

        (e) DEATH OR DISABILITY. If an optionee's employment or consulting relationship terminates as a result of disability, the optionee may exercise his or her option within such period of time as is specified in the option agreement (but in no event later than the expiration of the term of such option as set forth in the option agreement) to the extent that the option is vested on the date of termination. In the absence of a specified time in the option agreement, the option shall remain exercisable for twelve (12) months following the optionee's termination. If an optionee's employment or consulting relationship terminates as a result of death while the optionee is an employee or consultant, the option may be exercised by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance within such period of time as is specified in the option agreement (but in no event later than the expiration of the term of such option as set forth in the option agreement) to the extent that the option is vested on the date of death. In the absence of a specified time in the option agreement, the option shall remain exercisable for twelve (12) months following the optionee's death.

        (f) NONTRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS: Unless determined otherwise by the Administrator, options and stock purchase rights granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

        (g) OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1998 Plan as may be determined by the Administrator.

    STOCK PURCHASE RIGHTS. In the case of stock purchase rights, unless the Administrator determines otherwise, the standard form of restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1998 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1998 Plan, and the exercise price of any such outstanding option or stock purchase right.

    In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

    In connection with any merger, consolidation, acquisition of substantially all the Company's assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or rights substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable, and any restricted stock will vest and the Company's repurchase right will fully lapse. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for thirty (30) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors may amend, alter, suspend or terminate the 1998 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the 1998 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board of Directors or stockholders may alter or impair any option or stock purchase right previously granted under the 1998 Plan without the written consent of the optionee. Unless terminated earlier, the 1998 Plan shall terminate 10 years from the date of approval by the stockholders or the Board of Directors of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or greater than 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

    NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

    STOCK PURCHASE RIGHTS. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

    The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or greater than 10% stockholder of the Company.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 1998 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

CURRENT PLAN BENEFITS

    The Company cannot now determine the number of stock options to be granted in the future to the Named Executive Officers (as defined in "Executive Compensation--Summary Compensation Table"), all executive officers as a group, all directors who are not executive officers as a group or all employees (including officers who are not executive officers) as a group. However, the following table sets forth information with respect to stock option grants under all plans during the fiscal year ended September 30, 1997 to such persons:

                          CURRENT PLAN BENEFITS TABLE

                                                                             NUMBER OF SHARES
                                                                                SUBJECT TO
                                                                 DOLLAR           OPTIONS
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                         VALUE(1)        GRANTED(#)
------------------------------------------------------------  -------------  -----------------
Joseph P. Tallman...........................................  $   2,663,750         210,000
Thomas E. Gardner...........................................              0         250,000
Richard C. Miller (2).......................................      2,716,875         135,000
Barry W. Wolcott............................................      1,521,250          95,000
Elizabeth Snowden...........................................      1,663,750         120,000
John V. Crisan..............................................      1,073,750          65,000
All executive officers as a group (11 total) (2)............     14,940,375       1,268,000
Non-Executive Director Group (7 total) (3)..................      2,742,500         170,000
All other employees as a group (4)..........................     17,163,362         929,737

------------------------

(1) This dollar value reflects the difference between $34.50 (the closing price of the Company's Common Stock on September 30, 1997 as listed in the NASDAQ Stock Market) and the exercise prices of such options, multiplied by the number of shares subject to such options.

(2) Includes 75,000 shares which are repriced shares originally granted in fiscal year 1996.

(3) Includes 112,500 shares which are repriced shares originally granted in fiscal year 1996.

(4) Includes 307,487 shares which are repriced shares originally granted in fiscal year 1996.

VOTE REQUIRED

    The affirmative vote of a majority of the Votes Cast will be required to approve the adoption of the Company's 1998 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE COMPANY'S 1998 PLAN AND THE RESERVATION OF 900,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

                                 PROPOSAL THREE
                                RATIFICATION OF
                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Arthur Andersen LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending September 30, 1998, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

    Arthur Andersen LLP had previously audited the financial statements of Informed Access, which was acquired by the Company in fiscal year 1997. Ernst & Young LLP had audited the Company's financial statements since the inception of the Company. In connection with the relocation of the Company's principal executive offices from Sacramento, California to Broomfield, Colorado, the Board of Directors considered it appropriate for Arthur Andersen LLP to serve as auditors for fiscal year 1998.

    Ernst & Young LLP did not resign or decline to stand for reelection. The Company's Board of Directors and Audit Committee approved the dismissal of Ernst & Young LLP as the Company's independent accountants effective January 6, 1998. There have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedures required to be referenced in their report. The report of Ernst & Young LLP on the Company's financial statements in the past two fiscal years did not contain an adverse opinion, disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

       ACCESS HEALTH MANAGEMENT, EXECUTIVE COMPENSATION AND OTHER MATTERS

MANAGEMENT

    The executive officers and other significant officers of Access Health and their ages as of September 30, 1997 are as follows:

NAME                                               AGE                                OFFICE
----------------------------------------------     ---     ------------------------------------------------------------
Joseph P. Tallman.............................         46  President, Chief Executive Officer and Director

Richard C. Miller.............................         49  Executive Vice President and Director

Julie A. Brooks...............................         51  Senior Vice President, General Counsel and Secretary

Timothy H. Connor.............................         39  Senior Vice President and Chief Financial Officer

John V. Crisan................................         52  Senior Vice President, Chief Accounting Officer and
                                                             Treasurer

Michael E. Myers..............................         40  Senior Vice President, Marketing and Technology

Jeremy J. Nobel, M.D..........................         43  Senior Vice President, Medical Affairs

Elizabeth M. Snowden..........................         40  Senior Vice President, Sales and Marketing

Barry W. Wolcott, M.D.........................         53  Senior Vice President and Chief Medical Officer

Jeremy K. Miller..............................         46  Vice President, Sales

    JOSEPH P. TALLMAN joined Access Health in November 1996 and served as Executive Vice President until April 1997 at which time he assumed the title of President and Chief Operating Officer. Mr. Tallman became the Chief Executive Officer of the Company in July 1997. He has been a director of the Company since November 1996. Before joining Access Health in November 1996, Mr. Tallman was a founder of Informed Access and served as a director, President and Chief Executive Officer of Informed Access since its incorporation in 1992. Prior to founding Informed Access, Mr. Tallman was a founder, Chairman, President and Chief Executive Officer of Consumer Health Services, Inc., a consumer health services company, from 1982 until 1989. Mr. Tallman is married to Ms. Snowden.

    RICHARD C. MILLER is a founder of Access Health and has served as Vice President of Business Development and Secretary and a director of Access Health since the management-led buyout of Referral Systems Group in 1988. In 1991 he became Executive Vice President of Access Health.

    JULIE A. BROOKS joined Access Health on September 30, 1996. Prior to joining Access Health, Ms. Brooks served as the principal executive officer of The General Counsel, Inc., a legal services company that Ms. Brooks founded in 1992. From 1986 until 1992, Ms. Brooks served as the Vice President, General Counsel and Corporate Secretary for Westmark International, Inc., an international manufacturer of diagnostic ultrasound systems, patient monitoring systems, and clinical information systems. From 1981 to 1986, Ms. Brooks was Vice President Corporate and Legal Affairs, General Counsel and Secretary of Thousand Trails, Inc., a resort development and management company.

    TIMOTHY H. CONNOR has served as Senior Vice President and Chief Financial Officer since July 1997. From November 1996 until July 1997, he served as Senior Vice President Corporate Development. From May 1996 until November 1996, Mr. Connor was Chief Financial Officer and Vice President, Finance and Administration of Informed Access. From 1985 until joining Informed Access, Mr. Connor was with Lehman Brothers Inc., an investment banking company, most recently as a Managing Director in the Investment Banking Group.

    JOHN V. CRISAN has served as Senior Vice President, Treasurer and Chief Accounting Officer since July 1997. From April 1994 until July 1997, Mr. Crisan served as Senior Vice President of Finance and Administration and Chief Financial Officer. From 1991 to 1994 he served as Chief Operating Officer and Chief Financial Officer of American PsychManagement, Inc., a subsidiary of Value Health, Inc. Mr. Crisan is a Certified Public Accountant.

    MICHAEL E. MYERS has served as Senior Vice President, Marketing, Product Development and Client Services since July 1997. From November 1996 until July 1997, he was Vice President of Marketing and Technology. From 1988 to 1996, Mr. Myers held a variety of positions with HBO & Company (formerly CliniCom), a health care information systems company, including Director of Product Marketing and Product Manager, Vice President, Product Marketing & Client Services, and Vice President Product Marketing & Development.

    JEREMY J. NOBEL, M.D. joined Access Health in October 1995 as Senior Vice President for Medical Affairs and previously served as an advisor to Access Health on clinical matters related to outcome and measurement systems and clinical system strategies. Dr. Nobel is board certified in internal medicine and has received a master's degree in both Epidemiology and Health Policy. Prior to joining Access Health, Dr. Nobel was a consultant to a number of companies and an adjunct faculty member at the Harvard School of Public Health, where he retains an appointment.

    ELIZABETH M. SNOWDEN has served as Senior Vice President, Sales & Marketing since November 1996. From 1992 until November 1996, Ms. Snowden served as Vice President, Sales & Marketing of Informed Access, which she helped found. From 1990 to 1992, Ms. Snowden was an independent consultant. From 1987 until 1990, she served as Vice President, Western Region of Consumer Health Services, Inc., a consumer health services company. Ms. Snowden is married to Mr. Tallman.

    BARRY W. WOLCOTT, M.D. has served as Senior Vice President and Chief Medical Officer since joining Access Health in November 1996. Dr. Wolcott, a founder of Informed Access, served as Vice President, Medical Affairs from Informed Access' incorporation in 1992 until November 1996. Previously, Dr. Wolcott held various positions with the United States Army, most recently as Commandant of the Uniformed Services University of Texas Health Sciences Center Medical School, Bethesda, Maryland from 1990 until 1993. Dr. Wolcott has also served as Associate Professor of Operational and Emergency Medicine at the Uniformed Services University since 1979. Dr. Wolcott is board certified in internal medicine.

    JEREMY K. MILLER has served as Vice President, Sales since November 1996. From August 1996 until November 1996, Mr. Miller was Vice President, Sales of Informed Access. From December 1989 to August 1996, Mr. Miller held a variety of management positions with Perot Systems Corporation and its European subsidiary, Perot Systems Europe, an information technology outsourcing company. Mr. Miller served as Vice President, Sales and Account Management of Consumer Health Services, Inc. from 1984 until December 1989.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid by Access Health during each of the three fiscal years ended September 30, 1997, to (i) the Chief Executive Officer of Access Health, (ii) each individual who served as Chief Executive Officer of Access Health during fiscal 1997, and (iii) the four other most highly compensated executive officers of Access Health during fiscal 1997 (the "Named Executive Officers"):

                                                                                       LONG TERM COMPENSATION
                                                                                   ------------------------------
                                           ANNUAL COMPENSATION                      RESTRICTED      SECURITIES
NAME AND PRINCIPAL         ---------------------------------------------------        STOCK         UNDERLYING         ALL OTHER
POSITION                   YEAR      SALARY         BONUS            OTHER          AWARDS($)       OPTIONS(#)      COMPENSATION(10)
-------------------------  -----   ----------   -------------     ------------     ------------   ---------------   ---------------
Joseph P. Tallman........   1997   $  100,048   $     485,000(1)  $        708(3)  $  --           210,000               $948
  President and Chief       1996      100,000         450,000(2)       --             --            33,887             --
  Executive Officer         1995      100,000        --                --             --             --                --

Thomas E. Gardner........   1997      105,190         105,000          753,026(4)     --           250,000                240
  Former President and      1996       94,959          57,684          --            101,250(5)    230,000                170
  Chief Executive Officer   1995       --            --                --             --             --                --

Richard C. Miller........   1997      213,204        --                  9,600(6)     --           135,000(11)            143
  Executive Vice            1996      207,534         104,805          --             --            75,000                245
  President and Secretary   1995      177,283          90,958          --             --            45,000                245

Barry W. Wolcott.........   1997      150,000          37,500          --             --            95,000             --
  Senior Vice President,    1996      150,000         400,000          --             --            60,513             --
  Chief Medical Officer     1995      150,000        --                --             --             --                --

Elizabeth Snowden........   1997      100,300         152,500(7)           510(3)     --           120,000                212
  Senior Vice President,    1996      100,000         450,000(2)       --             --            60,513             --
  Sales and Marketing       1995      100,000        --                --             --             --                --

John V. Crisan...........   1997      154,445          10,000           31,073(8)     --            65,000                184
  Senior Vice President,
  Chief Accounting          1996      152,453          61,591           34,796(8)     --            45,000                286
  Officer and Treasurer     1995      145,224          57,033           44,812(9)     --             9,750                286

------------------------------

 (1) Includes $100,000 awarded to Mr. Tallman to remain with the Company for a defined period of time and $300,000 awarded to him for initiating and negotiating the merger of Informed Access Systems with the Company. See "Certain Relationships and Related Transactions."

 (2) Represents a performance bonus granted by the Board of Directors of Informed Access Systems prior to its merger with the Company.

 (3) Represents health club dues paid by Company for benefit of employees.

 (4) Includes $600,000 severance package, $120,095 moving expenses, $26,654 accrued vacation and sick leave payout, and $6,277 auto allowance.

 (5) Mr. Gardner received 2,000 restricted shares of Access Health Common Stock on May 8, 1996 which, based on the closing price of Access Health Common Stock of $50.625 on such date, had a value as of such date of $101,250. The shares became fully vested as of April 30, 1997 upon Mr. Gardner's separation from the Company.

 (6) Represents amounts paid for an auto allowance.

 (7) Includes $100,000 awarded to Ms. Snowden to remain with the Company for a defined period of time.

 (8) Represents amounts paid for reimbursement of taxes in connection with prior relocation expense reimbursements.

 (9) Represents amounts paid for relocation expenses.

(10) The dollar amount in this column represents premium payments made by the Company with respect to insurance policies for the lives of the named Officers for which the Company is not a beneficiary.

(11) Includes 75,000 shares repriced from grants made in fiscal year 1996.

                          OPTION GRANTS IN FISCAL 1997

    The following table sets forth each grant of stock options during the fiscal year ended September 30, 1997 to the Named Executive Officers:

                                                                                      POTENTIAL REALIZABLE VALUE
                                  NUMBER OF     PERCENT OF                            AT ASSUMED ANNUAL RATES OF
                                 SECURITIES   TOTAL OPTIONS     INDIVIDUAL GRANTS      STOCK PRICE APPRECIATION
                                 UNDERLYING     GRANTED TO    ----------------------      FOR OPTION TERM(2)
                                   OPTIONS     EMPLOYEES IN   EXERCISE   EXPIRATION   ---------------------------
NAME                             GRANTED(1)    FISCAL YEAR      PRICE       DATE           5%            10%
-------------------------------  -----------  --------------  ---------  -----------  ------------  -------------
Joseph P. Tallman..............     110,000          4.65%    $  14.375     5/01/07   $    994,440  $   2,520,105
                                    100,000          4.22%       30.000     9/18/07      1,886,684      4,781,227

Thomas E. Gardner..............     250,000         10.56%       34.625    11/18/06      5,443,869     13,795,833

Richard C. Miller (3)..........     135,000           5.7%       14.375     5/01/07      1,220,449      3,092,856

Barry W. Wolcott...............      70,000          2.96%       14.375     5/01/07        632,825      1,603,703
                                     25,000          1.06%       30.000     9/18/07        471,671      1,195,307

Elizabeth Snowden..............      70,000          2.96%       14.375     5/01/07        632,825      1,603,703
                                     50,000          2.11%       30.000     9/18/07        943,342      2,390,614

John V. Crisan.................      50,000          2.11%       14.375     5/01/07        452,018      1,145,502
                                     15,000          0.63%       30.000     9/18/07        283,003        717,184

------------------------

(1) Options granted under Access Health's 1989 Plan and under its Supplemental Stock Plan. The option exercise price of all incentive stock options granted under the 1989 Plan is generally equal to the fair market value of the shares of Common Stock on the date of grant; the options have terms of seven to ten years and generally vest at the rate of 20% of the shares subject to the option for each year that the optionee remains in continuous status as an employee or consultant.

(2) Potential realizable value is based on the assumption that the Common Stock of Access Health appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect Access Health's estimate of future stock price growth.

(3) Includes 75,000 shares subject to option which were repriced from the original exercise price pursuant to grant in fiscal year 1996.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1997
                       AND FISCAL YEAR-END OPTION VALUES

    The following table provides information on option exercises in fiscal 1997 by the Named Executive Officers and the value of such officers' unexercised options at September 30, 1997.

                                                                      NUMBER OF SECURITIES       VALUE(2) OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                          SHARES                   OPTIONS AT SEPT. 30, 1997         SEPT. 30, 1997
                                        ACQUIRED ON    VALUE(1)    --------------------------  ---------------------------
NAME                                     EXERCISE      REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------------------------------  -----------  ------------  -----------  -------------  ------------  -------------
Joseph P. Tallman.....................      33,887   $    374,282           0        210,000   $          0   $ 2,663,750
Thomas E. Gardner.....................           0              0      96,000         96,000              0             0
Richard C. Miller.....................           0              0      75,099        166,968      2,043,795     3,494,556
Barry W. Wolcott......................      60,513      2,203,883           0         95,000              0     1,521,250
Elizabeth Snowden.....................      60,513        668,366           0        120,000              0     1,633,750
John V. Crisan........................           0              0      39,900        109,400        811,818     2,077,813

------------------------

(1) Market value of underlying securities at exercise minus the exercise price.

(2) Market value of underlying securities at fiscal year end of $34.50, minus the exercise price.

COMPENSATION OF DIRECTORS

    Outside directors were paid $2,500 quarterly and reimbursed for certain expenses incurred in connection with attendance at board and committee meetings during fiscal 1997. The Company paid $50,000 to Brent Rider, who resigned as a director in November 1997, as a reward for his service in initiating the merger of Informed Access with Access Health. Outside directors are granted nonstatutory stock options under the 1995 Director Option Plan. As of fiscal year end 1997, there were four outside directors. Please see "Employee Benefit Plans--1995 Director Option Plan" for information with respect to the 1995 Director Option Plan.

EMPLOYMENT CONTRACTS, TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS

    The 1995 Director Option Plan provides that upon a change in control of Access Health, the unvested portion of all options held by Outside Directors shall become immediately exercisable. The 1989 Plan provides that in the event of a change in control of Access Health, outstanding stock options and stock purchase rights shall be assumed or equivalent options or rights shall be substituted by the successor entity. Unless such successor corporation agrees to such assumption or substitution, Access Health's Board of Directors must provide for the options or rights to become immediately exercisable in full. In addition, option agreements and stock purchase agreements for executive officers at the Vice President level and above provide that options under such agreements become immediately exercisable in full in the event of a change in control of Access Health. Additionally, grants made to all employees in 1997 contained provisions for such immediate exercise upon a change of control.

    The Company entered into a three year employment agreement with Joseph Tallman in November 1996. The agreement provides Mr. Tallman with a base salary of $100,000 which increases to $180,000 on the first anniversary of the agreement or once the Company attains certain earnings targets. The Company's Board of Directors and Mr. Tallman later agreed that his base salary would not be increased until the beginning of calendar year 1998. Mr. Tallman is also eligible to participate in the Company's bonus plan. Moreover, the agreement provides Mr. Tallman with an option to purchase 60,000 shares of Common Stock of the Company, which vests over five years. Such option becomes immediately exercisable upon a merger or sale of the Company. In addition, if Mr. Tallman is terminated without cause or constructively terminated, all stock options he holds become immediately exercisable and he is entitled to a severance payment equal to his base compensation for the remainder of the term of the agreement, or twenty-four months in the event of a constructive termination due to a change of control.

    The Company entered into an employment agreement with Kenneth Plumlee, former Chief Executive Officer and director, in December 1996 that was amended in April 1997. The agreement, as amended, provides Mr. Plumlee with a base salary of $150,000, a deferred compensation benefit of $680,000 payable in January 1997, and an additional severance benefit of $227,865. Pursuant to the agreement, Mr. Plumlee also received immediate vesting of 36,000 shares of the Company's Common Stock subject to a stock option he holds. In addition, under the terms of the agreement, Mr. Plumlee is entitled to immediate vesting of all of his Access Health stock options and a severance payment equal to the payment of his base salary until September 30, 1998, upon the following conditions: (i) if he is terminated without cause; (ii) if he is not re-elected as a director of the Company by the stockholders of the Company; (iii) in the event of a change in control of the Company; (iv) in the event of his death or disability or (v) if he and the Chief Executive Officer of the Company mutually agree to terminate Mr. Plumlee's services under this agreement or as a member of the Board of Directors prior to September 30, 1998. In connection with this agreement, Mr. Plumlee also agreed to noncompete and nonsolicitation restrictions that will remain in effect until September 30, 1998.

    The Company entered into a separation agreement and mutual release with Thomas Gardner in April 1997. The agreement provided Mr. Gardner with a prorated bonus for fiscal year 1997 of $105,000, a severance payment of $600,000, and a payment for accrued vacation equal to $23,170. Under the agreement, 2,000 shares of the Company's restricted stock held by Mr. Gardner became fully vested and stock options in the amount of 250,000 shares and 200,000 shares of the Company's stock held by Mr. Gardner became exercisable, subject to vesting, for up to 100,000 shares and 92,000 shares, respectively, until the termination of such options on April 30, 1999. In connection with this agreement, Mr. Gardner also agreed to noncompete and nonsolicitation restrictions for a period of one year.

    The Company entered into a two year employment/consulting agreement with John Crisan in July 1997. The agreement provides Mr. Crisan with a base salary of $152,250 and eligibility for limited participation in the Company's management incentive plan. If Mr. Crisan is terminated without cause, he is entitled to a severance payment equal to his base compensation for the remainder of the term of the agreement. If he is constructively terminated due to a change in control prior to May 1, 1998, he is entitled to a severance payment equal to twenty-four months of his base compensation.

    In addition to the above agreements, the Named Executive Officers of the Company (excluding Kenneth Plumlee, Richard Miller, and Thomas Gardner) entered into standardized severance agreements with the Company which expire in November 1998. These agreements all provide for accelerated vesting of options held by such officers in the event of a merger or sale of the Company. In addition, under the form agreement, if an officer is terminated without cause or constructively terminated, all stock options he holds become immediately exercisable and he is entitled to a severance payment equal to his base compensation for the remainder of the term of the agreement or one year (whichever is longer), or twenty-four months in the event of a constructive termination due to a change in control.

    There are no other employment contracts between Access Health and any of the Named Executive Officers, and there are no other compensatory plans or arrangements with respect to a Named Executive Officer which will result in payments upon resignation, retirement, or any other termination of such executive officer's employment or from a change of control of Access Health.

EMPLOYEE BENEFIT PLANS

    The following is a brief summary of plans in effect during the fiscal year ended September 30, 1997 under which officers, directors and employees of the Company received benefits.

401(k) PLAN

    In July of 1989 the Company adopted a tax-qualified employee savings and retirement plan (the "401(k) Plan"), which generally covers all of the Company's full-time employees who have attained age 21. Pursuant to the 401(k) Plan, employees may elect to defer up to 15% of their current compensation (subject to certain statutorily prescribed limits, including an annual limit of $9,500 in
1997). These deferred amounts are contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching and Company contributions on behalf of participants. The maximum matching contribution is $3,000 for the plan year. In 1996, the Company made matching contributions equal to 50% of the employee's contribution on the first 4% of salary deferred in the 401(k) Plan. To date, the Company has not made any discretionary contributions. The 401(k) Plan is intended to qualify under Sections 401(k) and 401(a) of the Code. Contributions to such a qualified plan are deductible to the Company when made and neither the contributions nor the income earned on those contributions is taxable to participants until withdrawn. All 401(k) Plan contributions are credited to separate accounts maintained in trust. Contributions are invested, at the participant's direction, in one or more of the investment funds available under the 401(k) Plan. All account balances are adjusted at least annually to reflect the investment earnings and losses of the trust fund. Each participant is fully vested in his or her salary deferral accounts under the 401(k) Plan. Additional matching and Company contributions are subject to a five-year vesting schedule. Distributions may be made from a participant's account pursuant to the 401(k) Plan's hardship withdrawal provisions as well as upon a participant's termination of employment, disability or attainment of age 59 1/2. Distributions will be in the form of a lump sum, installment payments or an annuity, in the participant's discretion. Participants may borrow from their 401(k) account pursuant to the 401(k) Plan's loan provisions. Federal tax laws limit the amount that may be added to a participant's accounts for any one year under a qualified plan such as the 401(k) Plan to the lesser of (i) $30,000 or (ii) 25% of the participant's compensation (net of salary deferral contributions) for the year.

1991 EMPLOYEE STOCK PURCHASE PLAN

    The 1991 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in December 1991, approved by the stockholders in January 1992 and amended in December 1992, November 1993, and January 1995. The Purchase Plan, which is intended to qualify under Section 423 of the Code, authorizes the issuance of up to an aggregate of 825,000 shares of Common Stock to participating employees. Employees of the Company are eligible to participate in the Purchase Plan if they are employed by the Company for at least 20 hours per week and more than five months per-year. Employees who own 5% or more of the Common Stock of the Company and directors who are not employees are not eligible to participate. The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed ten percent (10%) of an employee's compensation.

    Unless the Board of Directors or its committee determines otherwise, each offering and purchase period under the Purchase Plan will run for six months, although the first three offering periods ran for 24 months and were divided into four consecutive six-month purchase periods. The price at which stock is purchased under the Purchase Plan is equal to 85% of the fair market value of the Common Stock on the first day of the offering period or the last day of the applicable purchase period, whichever is lower. New offering periods will commence every six months. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.

    As of September 30, 1997, a total of 439,778 shares of Common Stock had been issued to employees at an aggregate purchase price of $2,921,552 and a weighted average purchase price of $6.664 per share pursuant to offerings under the Purchase Plan and 385,222 shares remained available for future issuance under the Purchase Plan.

    The following table sets forth as to the Named Executive Officers who purchased shares pursuant to the Purchase Plan, all executive officers as a group and all other employees as a group (i) the number of shares of the Company's Common Stock purchased under the Purchase Plan during the period from its inception until September 30, 1997; (ii) the aggregate purchase price thereof and (iii) the fair value of stock purchased through September 30, 1997 under the Purchase Plan:

                                                                            NUMBER OF    AGGREGATE     FAIR VALUE
                                                                             SHARES       PURCHASE      OF STOCK
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                                     PURCHASED     PRICE($)    PURCHASED($)
-------------------------------------------------------------------------  -----------  ------------  ------------
Joseph P. Tallman........................................................         221   $      4,978   $    5,857
Thomas E. Gardner........................................................         301          7,356        8,654
Richard C. Miller........................................................           0              0            0
Barry W. Wolcott, M.D....................................................           0              0            0
Elizabeth M. Snowden.....................................................         221          4,978        5,857
John V. Crisan...........................................................       3,622         42,964       72,249
All executive officers as a group (11 persons)...........................       5,364         83,375      119,793
All employees as a group (including current officers who are not
  executive officers)....................................................     434,414      2,838,177    5,197,456
All employees and executive officers as a group..........................     439,778   $  2,921,552   $5,317,249

1989 INCENTIVE STOCK PLAN

    The Company's 1989 Incentive Stock Plan (the "1989 Plan") was adopted by the Board of Directors and approved by the Company's stockholders in May 1989 and amended by the Board in October and December 1991, December 1992, January 1994, October 1995 and August 1996 to increase the number of shares available for issuance thereunder. Each such amendment to the 1989 Plan has been approved by the stockholders. A total of 3,550,000 shares have been approved for issuance under the 1989 Plan. The 1989 Plan permits the direct sale of shares and the grant of "incentive stock options" (within the meaning of Section 422 of the Code) to employees and officers of the Company and the grant of nonstatutory stock options to employees, officers and directors who are also officers of and consultants to the Company. The purpose of the 1989 Plan is to attract the best available personnel to the Company and to give employees, officers and directors of and consultants to the Company a greater personal stake in the success of the business. As of September 30, 1997, options to purchase 1,002,473 shares had been exercised, options to purchase 2,572,948 shares were outstanding at a weighted average exercise price of $18.00 per share, and there were 127,647 shares available for future option grants. As of September 30, 1997, direct sales had been made under the 1989 Plan to officers in the amount of 24,744 shares.

    The 1989 Plan may be administered by the Board of Directors or a committee appointed by the Board which determines the recipients of options and the terms of options granted, including the exercise price, number of shares subject to the option and the exercisability thereof, and the recipients and terms of any direct sales of shares. Currently, the Compensation Committee determines option grants to executive officers and other officers, and the Stock Option Committee determines option grants to non-officer employees. Options generally become exercisable over a period of five years.

    The exercise price of all incentive stock options granted under the 1989 Plan must be at least equal to the fair market value of such shares on the date of grant, and the maximum term of any stock option is ten years. With respect to any participant who owns stock possessing more than ten percent of the voting rights of the Company's outstanding capital stock, the exercise price of any incentive option must be at least equal to 110% of the fair market value of such shares on the date of grant, and the term may be no longer than five years. Nonstatutory stock options have an exercise price determined by the Board of Directors or its Committee.

    Please see "Access Health Management, Executive Compensation and Other Matters--Executive Compensation--Option Grants in Fiscal 1997" for information with respect to the grant of options to the Named Executive Officers during fiscal 1997. During the fiscal year ended September 30, 1997, all executive officers as a group and all employees as a group were granted options to purchase 875,000 shares and 1,492,737 shares, respectively, at a weighted average exercise price of $22.606 per share, pursuant to the 1989 Plan.

1995 DIRECTOR OPTION PLAN

    The Company's 1995 Director Option Plan (the "Director Plan") was adopted by the Board of Directors in January 1995 and approved by the Company's stockholders in March 1995.

    The Director Plan is designed to provide for the granting, by means of a predetermined schedule, of nonstatutory stock options to the Company's non-employee directors ("Outside Directors"). The purpose of the Director Plan is to provide equity incentives to outside Board members. As of September 30, 1997, a total of 150,000 shares of Common Stock have been reserved for issuance under the Director Plan, of which 93,750 shares remained available for the granting of options at September 30, 1997.

    The Director Plan is administered by the Board of Directors. All grants of options under the Director Plan are automatic and non-discretionary pursuant to the terms of the Director Plan. Options under the Director Plan may be granted only to Outside Directors of the Company.

    Participation in the Director Plan provides for grants of options in two ways. First, each Outside Director is automatically granted an option to purchase 7,500 shares (the "First Option") upon the date on which such individual first becomes a director, whether through election by the stockholders of the Company or by appointment by the Board of Directors in order to fill a vacancy; provided, however, in lieu of being granted a First Option, an Outside Director who, immediately prior to the effective date of the Director Plan, was an Outside Director, is automatically granted an option to purchase 2,500 shares (the "Initial Option"). Second, each Outside Director who has served on the Board for at least six months after the grant of the First Option (or, alternatively, the Initial Option), is automatically granted an option to purchase 2,500 shares (the "Subsequent Option") on the first day of each fiscal year. The First Option (or, alternatively, the Initial Option) becomes exercisable at the rate of one-twelfth (1/12) each three months after the date of grant, with the effect that this option is not exercisable as to the full number of shares until the third anniversary of the date of its grant. The Subsequent Option becomes exercisable at the rate of one-fourth (1/4) every three months after the date of grant, with the effect that this option is not exercisable as to the full number of shares until the first anniversary of the date of its grant. Options granted under the Director Plan expire ten years following the date of grant. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price. Payment for shares purchased upon exercise of an option shall be in such form of consideration as is authorized by the Director Plan and determined by the Board, and such form of consideration may vary for each option. The per share exercise price for shares to be issued pursuant to exercise of an option under the Director Plan is 100% of the fair market value per share of the Company's Common Stock on the date of grant of the option. The fair market value is determined by the closing price on the NASDAQ Stock Market on the last market trading day prior to the date of the grant of the option.

SUPPLEMENTAL STOCK PLAN

    The Company's Supplemental Stock Plan (the "Supplemental Plan") was adopted by the Board of Directors in November 1996. A total of 1,000,000 shares have been approved for issuance under the Supplemental Plan. The Supplemental Plan permits the grant of nonstatutory stock options to employees of and consultants to the Company, but not to officers or directors of the Company. The purpose of the Supplemental Plan is to attract and retain the best available personnel for positions of substantial responsibility in the Company, to provide additional incentive to eligible employees and consultants and to promote the success of the Company's business. As of September 30, 1997, no options to purchase shares had been exercised, options to purchase 552,094 shares were outstanding at a weighted average exercise price of $16.212 per share, and there were 447,096 shares available for future option grants.

    The Supplemental Plan may be administered by the Board of Directors or a committee appointed by the Board which determines the recipients of options and the terms of options granted, including the exercise price, number of shares subject to the option and the exercisability thereof. Currently, the Compensation Committee determines option grants to executive officers and other officers, and the Stock Option Committee determines option grants to non-officer employees. Options generally become exercisable over a period of five years.

    The exercise price of all nonstatutory stock options granted under the Supplemental Plan is determined by the closing price on the NASDAQ Stock Market on the date of the grant of the option.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors serves as an administrative arm of the Board to make decisions regarding executive compensation and to make recommendations to the Board on compensation matters generally. The following is the report of the Compensation Committee describing compensation policies and rationales applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 1997. The information contained in such report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

    The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee believes that the compensation of the executive officers, including, that of the Chief Executive Officer, should be related to the Company's performance.

    The Compensation Committee seeks to provide the executive officers of the Company with competitive compensation that enables the Company to attract and retain employees who contribute to the success of the Company and maximize stockholder value. Specifically for executive officers, compensation is determined according to the criteria described below.

    COMPENSATION

    The Compensation Committee establishes the salaries of the executive officers by considering (i) the salaries of executive officers in similar positions at comparably-sized peer companies, (ii) the Company's financial performance over the past year based upon revenues and operating results and
(iii) the achievement of individual performance goals related to each executive officer's duties and area of responsibility.

    EQUITY-BASED COMPENSATION

    The Compensation Committee views stock options as an important part of its long-term, performance-based compensation program. The Compensation Committee bases grants of stock options to the Executive Officers of the Company under the Company's 1989 Plan upon the Committee's estimation of each executive's contribution to the long-term growth and profitability of the Company. The 1989 Plan is intended to provide additional incentives to the executive officers to maximize stockholder value. Options are granted under the 1989 Plan at the then-current market price and are generally subject to five-year vesting periods to encourage key employees to remain with the Company.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The compensation of the Company's Chief Executive Officer for fiscal 1997 was based upon the same criteria described above. Specifically, the Compensation Committee considered several factors as important in determining the Chief Executive Officer's compensation for fiscal 1997. These factors included the attainment of corporate revenue and operating results goals for the fiscal year and the achievement of progress in new product and service programs. After considering these factors, the Committee concluded that substantial completion of the goals for fiscal 1997 on which the Chief Executive Officer's compensation was based had been achieved.

    FISCAL YEAR 1997 REPRICING OF OPTIONS

    In April 1997, the Board of Directors of the Company determined that the purposes of the employee stock option plans were not being adequately achieved with respect to those employees holding options that were exercisable above current market value and that it was essential to the best interest of the Company and the Company's stockholders that the Company retain and motivate such employees. The Board further determined that it would be in the best interest of the Company and the Company's stockholders to provide such optionees the opportunity to exchange their above-market value options for options exercisable at current market value. On May 1, 1997, upon approval by the Board of Directors of the Company, the Company offered all holders of outstanding options the opportunity to exchange such options for new stock options at an exercise price of $14.375 per share, the fair market value of the Company's stock on such date.

    The following table sets forth information with respect to the repricing of those options held by executive officers of the Company.

                           TEN YEAR OPTION REPRICING

                                                   SECURITIES
                                                   UNDERLYING                                                   LENGTH OF ORIGINAL
                                                    NUMBER OF    MARKET PRICE OF  EXERCISE PRICE                    OPTION TERM
                                                  OPTIONS/SARS    STOCK AT TIME     AT TIME OF         NEW       REMAINING AT DATE
                                                   REPRICED OR   OF REPRICING OR   REPRICING OR     EXERCISE      OF REPRICING OR
NAME                                     DATE      AMENDED(#)     AMENDMENT($)     AMENDMENT($)     PRICE($)         AMENDMENT
-------------------------------------  ---------  -------------  ---------------  ---------------  -----------  -------------------
Joseph P. Tallman ...................     5/1/97       15,094          14.375           33.125         14.375    9 years, 7 months
  President and Chief Executive           5/1/97       44,906          14.375           33.125         14.375    9 years, 7 months
  Officer

Thomas E. Gardner ...................     --                0               0                0              0            0
  Former President and Chief
  Executive Officer

Richard C. Miller ...................     5/1/97       75,000          14.375           39.313         14.375   8 years, 11 months
  Executive Vice President and            5/1/97       40,000          14.375           33.125         14.375    9 years, 7 months
  Secretary

Barry W. Wolcott ....................     5/1/97       15,094          14.375           33.125         14.375    9 years, 7 months
  Senior Vice President, Chief            5/1/97       19,906          14.375           33.125         14.375    9 years, 7 months
  Medical Officer

Elizabeth Snowden ...................     5/1/97       15,094          14.375           33.125         14.375    9 years, 7 months
  Senior Vice President, Sales and        5/1/97       24,906          14.375           33.125         14.375    9 years, 7 months
  Marketing

John V. Crisan ......................     5/1/97       20,000          14.375           33.125         14.375    9 years, 7 months
  Senior Vice President, Chief
  Accounting Officer and Treasurer

                                                   SECURITIES
                                                   UNDERLYING                                                   LENGTH OF ORIGINAL
                                                    NUMBER OF    MARKET PRICE OF  EXERCISE PRICE                    OPTION TERM
                                                  OPTIONS/SARS    STOCK AT TIME     AT TIME OF         NEW       REMAINING AT DATE
                                                   REPRICED OR   OF REPRICING OR   REPRICING OR     EXERCISE      OF REPRICING OR
NAME                                     DATE      AMENDED(#)     AMENDMENT($)     AMENDMENT($)     PRICE($)         AMENDMENT
-------------------------------------  ---------  -------------  ---------------  ---------------  -----------  -------------------
Julie A. Brooks .....................     5/1/97       33,000          14.375           32.250         14.375    9 years, 6 months
  Senior Vice President, General
  Counsel and Secretary

Timothy H. Connor ...................     5/1/97       15,094          14.375           33.125         14.375    9 years, 7 months
  Senior Vice President and Chief                       9,906          14.375           33.125         14.375    9 years 7 months
  Financial Officer

Michael E. Myers ....................     5/1/97       15,094          14.375           33.125         14.375    9 years, 7 months
  Senior Vice President, Marketing                      9,906          14.375           33.125         14.375    9 years 7 months
  and Technology

Jeremy J. Nobel, M.D. ...............     --                0               0                0              0            0
  Senior Vice President, Medical
  Affairs

Jeremy K. Miller ....................     5/1/97       15,094          14.375           33.125         14.375    9 years, 7 months
  Vice President, Sales                                 9,906          14.375           33.125         14.375    9 years 7 months

    SUMMARY

    The Compensation Committee believes that the Company's compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company's goals. The Company's compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term stockholder value.

                                          Members of the Compensation Committee:
                                          Frank G. Washington
                                          Alice H. Lusk

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the CRSP Index for the NASDAQ Stock Market (U.S. Index) and the Hambrecht & Quist Health Care Index (excluding biotechnology) for the period commencing February 21, 1992 and ending on September 30, 1997. The graph assumes that $100 was invested on February 21, 1992 in the Company's Common Stock and in each index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                                 ACCESS HEALTH
                   H&Q HEALTHCARE WITHOUT BIOTECHNOLOGY INDEX
                        NASDAQ STOCK MARKET--U.S. INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        H&Q HEALTH CARE
            ACCESS         EXCLUDING          NASDAQ STOCK
            HEALTH    BIOTECHNOLOGY INDEX  MARKET - U.S. INDEX
Sep-92        100.00               100.00               100.00
Oct-92         96.67               103.58               103.94
Nov-92        133.33               109.65               112.21
Dec-92        143.33               114.46               116.34
Jan-93        166.67               108.64               119.65
Feb-93        166.67                89.41               115.19
Mar-93        190.00                85.27               118.52
Apr-93        176.67                73.29               113.46
May-93        226.67                79.18               120.24
Jun-93        234.99                76.97               120.80
Jul-93        283.33                72.89               120.94
Aug-93        253.33                72.43               127.19
Sep-93        243.33                73.32               130.98
Oct-93        243.33                80.04               133.92
Nov-93        243.33                79.21               129.93
Dec-93        266.67                81.98               133.56
Jan-94        340.00                89.57               137.61
Feb-94        336.67                82.59               136.32
Mar-94        266.67                75.65               127.94
Apr-94        270.00                73.89               126.28
May-94        240.00                76.36               126.59
Jun-94        210.00                73.26               121.96
Jul-94        263.33                76.08               124.46
Aug-94        306.67                86.64               132.40
Sep-94        500.00                87.54               132.06
Oct-94        503.33                85.26               134.65
Nov-94        460.00                85.01               130.19
Dec-94        466.67                87.11               130.55
Jan-95        406.67                92.66               131.28
Feb-95        420.00                94.80               138.23
Mar-95        513.33               101.75               142.32
Apr-95        450.00               100.45               146.81
May-95        426.67               100.94               150.59
Jun-95        543.33               104.52               162.80
Jul-95        533.33               113.46               174.76
Aug-95        623.33               120.38               178.31
Sep-95        753.33               130.75               182.41
Oct-95        830.00               133.04               181.36
Nov-95        873.33               136.03               185.62
Dec-95       1180.00               145.03               184.63
Jan-96       1326.67               155.13               185.54
Feb-96       1460.00               155.13               192.61
Mar-96       1550.00               155.15               193.24
Apr-96       2215.00               152.17               209.28
May-96       2180.00               152.25               218.89
Jun-96       1890.00               145.82               209.02
Jul-96       1690.00               133.56               190.40
Aug-96       2030.00               142.28               201.07
Sep-96       2250.00               160.03               216.45
Oct-96       1320.00               151.70               214.06
Nov-96       1570.00               156.38               227.29
Dec-96       1790.00               161.02               227.09
Jan-97       1150.00               169.80               243.23
Feb-97        940.00               167.01               229.78
Mar-97        575.00               152.95               214.78
Apr-97        570.00               156.34               221.50
May-97        880.00               171.82               246.61
Jun-97        980.00               183.10               254.15
Jul-97       1060.00               193.19               280.98
Aug-97       1250.00               183.51               280.55
Sep-97       1380.00               191.91               297.14

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1997 all filing requirements applicable to its executive officers and directors and greater than 10% stockholders were complied with, except that one report on Form 3 was filed late for each of Timothy Connor, Michael Myers, Elizabeth Snowden, and Barry Wolcott, each officers of the Company, and Frank Washington, a director of the Company. One report on Form 4 was filed late for each of Kinney Johnson and Kenneth Plumlee, directors of the Company, and two Forms 4 were filed late for Barry Wolcott.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

    It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                                  THE BOARD OF DIRECTORS

Dated: January 20, 1998

P       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R                         ACCESS HEALTH, INC.

O               1998 ANNUAL MEETING OF STOCKHOLDERS
                          FEBRUARY 25, 1998
X

Y

     The undersigned stockholder of ACCESS HEALTH, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 20, 1998, and hereby appoints Joseph P. Tallman and Timothy H. Connor, and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of ACCESS HEALTH, INC. to be held on Wednesday, February 25, 1998, at 11:00 a.m., local time, at the Company's business address at 310 Interlocken Parkway, Suite A, Broomfield, Colorado 80021 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters coming before said meeting.


Election of Directors, Nominees:               (Address Change/Comments)

                                               -------------------------------
John R. Durant, M.D.; Kinney L. Johnson;
                                               -------------------------------
Richard C. Miller; Joseph P. Tallman;
                                               -------------------------------
Frank G. Washington
                                               -------------------------------
                                                 (If you have written in the
                                                 above space, please mark the
                                                 corresponding box on the
                                                 reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.


                          FOLD AND DETACH HERE

                                2566


/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

The Board of Directors recommends a vote FOR Proposals 1 through 3.



1. ELECTION OF DIRECTORS:

   (See Reverse)

For, except vote withheld from the following nominee(s).

/ / FOR               / /  WITHHELD

--------------------------------------------

2. PROPOSAL TO APPROVE THE 1998 STOCK OPTION     FOR      AGAINST     ABSTAIN
   PLAN AND RESERVE FOR ISSUANCE THEREUNDER      / /        / /         / /
   900,000 SHARES

3. PROPOSAL TO RATIFY THE APPOINTMENT OF         FOR      AGAINST     ABSTAIN
   ARTHUR ANDERSEN LLP AS THE INDEPENDENT        / /        / /         / /
   AUDITORS FOR THE COMPANY FOR FISCAL 1998

/ / MARK HERE
    FOR ADDRESS
    CHANGE

(This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature:                                       Date
          ---------------------------------------    --------------------------

Signature:                                       Date
          ---------------------------------------    --------------------------


                          FOLD AND DETACH HERE